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EXHIBIT 10.15                DISTRIBUTION AGREEMENT


     THIS DISTRIBUTION AGREEMENT is made on the ______ day of July 1996, between QUANTUM TOY CONCEPTS PTY, LTD., Level 14, 600 St. Kilda Road, Melbourne, 3004 Australia ("Quantum") and JAKKS PACIFIC INC., 24955 Pacific Coast Highway, Malibu, California USA ("Jakks").


     WHEREAS, Quantum owns or controls all rights in respect of a radio controlled vehicle known as the "The Reactor" ("the Property") and has appointed Jakks as its exclusive distributor within the United States of America its territories and possessions and Canada ("The Territory");


     WHEREAS, Jakks desires to act as exclusive distributor to Quantum or its nominated manufacturing company for the Property in the Territory.


     NOW IT IS HEREBY AGREED AS FOLLOWS:


1.   GRANT OF RIGHTS

On the terms and conditions hereof Quantum hereby grants to Jakks, and Jakks hereby accepts the exclusive right to distribute, advertise and sell in the Territory the Products based upon or adapted from the Property, being the Large "Reactor", and any other size radio controlled "Reactor" vehicles which may be developed by quantum ("the Products").


2.   TERM

This Agreement shall commence as of the 1st day of July 1996 and shall continue for a period of two years and six months or unless sooner terminated in accordance with the provisions hereof.


3.   SUPPLY OF THE PRODUCT


     3.1 Jakks shall from time to time during the Term place orders with Quantum for such Products as Jakks may require for sale in the Territory, and Quantum agrees to supply Jakks with sufficient Products to enable Jakks to promote the sale of the Products in the Territory.



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     3.2  Jakks agrees to send all orders for the Products to Quantum's office in Australia as above or such other address as may be subsequently notified by Quantum in writing, for acceptance or rejection by Quantum.


     3.3 Upon receipt of orders, Quantum shall use all reasonable endeavors to meet the delivery date.


     3.4 Jakks shall, in respect of each order for the Products to be supplied hereunder, be responsible for:


          3.4.1 ensuring the accuracy of the order;

          3.4.2 providing Quantum with any information which is necessary in order to enable Quantum to fulfill the order and comply with all labeling, marketing and other applicable legal requirements in the Territory;

          3.4.3 obtaining any necessary import licenses or other requisite documents, and paying all applicable customs, duties and taxes in respect of the importation of the Products into the Territory.


4.   PAYMENT, ORDERS AND GUARANTEE


     4.1 The prices for all Products to be supplied by Quantum hereunder shall be at Quantum's standard Pricing Structure as or as advised by Quantum from time to time. The standard price per unit of the large Reactor Product shall be US$22.00 for the initial 18 months commencing July
          1, 1996 ("the First Term"). Jakks shall have the right to resell the Products in the Territory at whatever price or on whatever terms
          Jakks determines in its discretion.


     4.2 Payment for orders of Products shall be made by irrevocable letter of credit, to be paid on shipment (F.O.B.) from China (or Hong Kong if so elected by Quantum) for the full value of merchandise order, opened by Jakks to Quantum or its Agent or such other entity as Quantum may later designate.


     4.3 Subject to the provisions of Clause 4.4, Jakks shall place minimum orders for the Products in the Territory for the First Term follows:


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          100,000 units of the Large Reactor in respect of U.S.A. 5,000 units of the Large Reactor in respect of Canada ("the Minimum Order")


     4.4 In the event that Jakks fails to place the Minimum Order and effect payment of same by irrevocable letter of credit in accordance with Clause 4.2 then Jakks shall pay an agreed compensation to Quantum ("the Guaranteed Minimum Compensatory Payment") in accordance with this clause:


               Jakks acknowledge that this compensation is referable to the minimum acceptable amortization by Quantum of its establishment costs and in particular trading and design costs.


          Jakks agrees that during the First Term Quantum will receive a Guaranteed Minimum Compensatory Payment of Two Hundred Ninety Four Thousand (US$294,000) Dollars, it being agreed that the price per Product payable by Jakks shall be $22.00 of which $2.80 is the per Product Guaranteed minimum Compensatory Payment.

          The Guaranteed Minimum Compensatory Payment shall be subject to adjustment as set forth below and shall be paid within 30 days of the end of the First Term, and shall be calculated according to the following formula


Guaranteed Minimum Compensatory Payment is equal to (M.O. minus A.O.) times
$2.80

          Where M.O. equals the Minimum Order defined in Clause 4.3, and A.O.
                equals the actual orders placed by Jakks and delivered by Quantum during the First Term less any Products ordered by Jakks and not delivered by Quantum or which Jakks has the right to return as defective or otherwise not conforming to the product specifications and which have not been replaced by replacement Products. The Obligations of the parties under this clause shall survive termination of this Agreement.


     4.5 Jakks shall pay to Quantum a non-refundable Advance of US$73,500 being 25% of the Guaranteed Minimum Compensatory Payment which shall be credited against payment of the Guaranteed Minimum Compensatory Payment.


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          The sum of US$73,500 shall be paid immediately upon the signing of the Agreement and remitted by bank draft to the account nominated by Quantum. If at the end of the First Term, after deducting the Advance, the calculation results in a negative figure, such amount shall be refunded forthwith by Quantum to Jakks.


     4.6  Jakks shall:

          4.6.1 maintain an accurate account and record of all sales of Products in the Territory in each month up to the close of business on the last working day of each month, and shall prepare in a form approved by Quantum a quarterly monthly financial statement thereof and shall remit the same to the Company on or before each Quarter.

          4.6.2 keep sale accounts and records of sales of the Product in the Territory and ensure that such accounts and records and all supporting vouchers, invoices, delivery notes and the like shall be open to inspection on at least two weeks notice to an authorized representative of the Quantum who may make copies (at Quantum's expense) of such accounts and records as it requires.

          4.6.3 keep such accounts and records not less than three years.


     4.7 Any claim by Jakks against Quantum in respect of defects or actual faults in the Product shall be allowed only when it is submitted in writing to Quantum within 30 days after discovery of the such defect. Defective Products shall be clearly identified and made available to Quantum for inspection, and subsequent acceptance or rejection of the claim. Quantum may, at its option, require such defective product to be returned by shipment.

          In respect of a defective product return allowance, Jakks will bear responsibility for 7% of the value of the orders for Products. Thereafter Quantum will bear the responsibility. Quantum's liability in respect to defective product shall be limited to the replacement of the Products or at Quantum's option, a credit or cash payment equivalent to the cost price of the defective product returned. After April 30, 1998, Jakks shall not be bound to accept replacement product in respect of defective product for which Quantum is liable.



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5.   MARKETING


     5.1 Jakks shall use its best endeavors to promote the sale of the Products throughout the Territory and to satisfy market demand thereof. Quantum shall support Jakks efforts to promote the sale and distribution of the Products in the Territory.


     5.2 Jakks agrees to promote the Products in the USA and Canada by a significant national television campaign at its cost.


     5.3 Jakks shall maintain such stocks of the Products as may be reasonably necessary to meet its customer request.


     5.4 Quantum shall from time to time provide Jakks with samples, catalogues, brochures and up to date information concerning the Products in order to assist Jakks with the sale of the Product in the Territory, and shall endeavor to answer as soon as practicable any technical inquiries concerning the Products which are made by Jakks or its customers.


6.   SAMPLES


     6.1 Quantum has supplied Jakks with a sample of the Product on July 3, 1996, ("the First Sample").


     6.2 Quantum shall supply further Prototype samples of Products to Jakks in October 1996 and thereafter Products to be available for shipment in March 1997.


     6.3 Quantum has supplied an additional sample on or about July 16, 1996 containing a new feature of sequential L.E.D. lights. The parties agree that the initial standard price of $22.00 per unit applies to the First Sample only and any further modification, variations or new features shall remain the subject of further negotiation and agreement.



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7.   PRODUCT LIABILITY INSURANCE


     7.1 Jakks shall maintain with a reputable insurer product liability insurance including Quantum as an additional named insured in the amounts customary in the Territory. Jakks shall hold Quantum harmless from any and all liability arising from the sale marketing and distribution of any Products in the Territory.


     7.2 Quantum hereby agrees to indemnify, defend and hold Jakks harmless from any loss or claim, currently existing or arising in the future, arising from any act, omission, event, conduct or transaction, to the extent such claim relates to or arises out of the fact that the sale of Products in the Territory in accordance with the terms and conditions of this Agreement infringes upon the trademark, trade name or other rights of any third party, other than Jakks.


     7.3 Except for the first 7% of the defective product return allowance, Quantum agrees to indemnify defend and hold harmless Jakks from any loss or claim arising out of defects in any Product existing at the time such Product is sold by Quantum to Jakks provided that Jakks gives Quantum reasonable notice of any such loss or claim and cooperates with Quantum in the handling thereof.


8.   TERMINATION


     This Agreement may be terminated at the option of Jakks or Quantum forthwith upon written notice to the applicable other party in any of the following events:


     8.1 If either party becomes insolvent or makes a general assignment for the benefit of creditors or if a petition in bankruptcy is filed against either party or if either party is adjudged bankrupt or insolvent;


     8.2 If a receiver or other custodian (permanent or temporary) is appointed for either party by instrument or by a court of competent jurisdiction or if any proceeding for a compromise of creditors to be instituted by or against either party is not satisfied, lifted, vacated or dismissed within fifteen (15) days or if the assets of either party are sold or levied by a sheriff or any other authority duly authorized on his behalf;


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     8.3  If either party (the "defaulting party") is in default under any obligation on its part contained herein and the defaulting party fails to cure such default to the satisfaction of the other party within thirty (30) days of receiving written notice from the other party to cure such default.


9.   INTELLECTUAL PROPERTY


     9.1 Quantum hereby authorizes Jakks to use the trademarks and the copyrights in the Territory on or in relation to the Products for the purposes of exercising its rights and performing its obligations under the Agreement.


     9.2 Jakks may utilize and attach its logos, trademarks or trade names to the packaging of the Products in connection with Jakks' marketing, distribution and sale of the Products.


     9.3 Jakks hereby agrees to indemnify, defend and hold Quantum harmless from any loss or claim currently existing or arising in the future arising from any act, omission, event, conduct or transaction to the extent such claim relates to or arises out of the fact that the sale of Products in the Territory infringes upon the Jakks trademark, or trade name.


10.  REPRESENTATIONS AND WARRANTIES


     10.1 Quantum and Jakks have the right and power to enter into and perform this Agreement and have taken all steps necessary and appropriate to authorize the execution and performance hereof. This Agreement is a valid and legally binding obligation of Quantum and Jakks and is fully enforceable against the other party in accordance with its terms.


     10.2 Quantum owns or controls all rights necessary to grant Jakks the rights granted to it hereunder.


     10.3 The execution, delivery and performance of this Agreement by quantum does not and shall not conflict with the terms of any agreement or other instrument to which Quantum is a party or by which quantum, or any of its properties, is


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          bound.


11.  GENERAL PROVISIONS


     11.1 In this Agreement, words importing the singular include the plural and vice versa and words importing gender include all genders.


     11.2 The insertion of headings and the division of this Agreement into articles and sections are for convenience of reference only and shall not affect the interpretation hereof.


     11.3 This Agreement and any documents incorporated by reference herein constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions with respect to the subject matter hereof whether oral or written. No supplements, modification or waiver of this Agreement shall be binding unless executed in writing by officers of Jakks and Quantum.


     11.4 The invalidity of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and any such invalid provision or covenant shall be deemed to be severable.


     11.5 This Agreement shall be binding upon and endure to the benefit of the parties hereto and their permitted assigns and successors.


     11.6 Notice - All notices, consents and approvals (herein referred to as "Notice") permitted or required to be given or made hereunder shall be in writing and shall be deemed to be sufficiently and duly given or made if delivered personally or if sent by prepaid registered mail or if transmitted by telex or facsimile transmission, to the address hereinbefore referred to. Any party from time to time by Notice may change its address for the purpose of this Agreement. In the event of actual or threatened disruption of postal service, a notice shall be delivered or sent by telex or other form of recorded communication tested prior to transmission.



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     11.7 Time of Essence - The parties agree that time is of the essence in this Agreement.


     11.8 Further Assurance - The parties agree to do or cause to be done all acts or things necessary to implement and carry into effect this Agreement to its full extent.


     11.9 Proper Law - This Agreement shall be construed in accordance with the Laws of Australia.


     IN WITNESS WHEREOF, the parties have executed this Agreement as an agreement in two counterparts on the date hereinbefore set out:




SIGNED BY:                                                   DATE:
QUANTUM DEVELOPMENTS:




SIGNED BY:                                                   DATE:
JAKKS PACIFIC INC.




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